SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): July 14, 2005

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

168 Konrad Crescent, Suite 200
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM 8.01. OTHER EVENTS

AlphaRx, Inc.'s Board of Directors has authorized the issuer to take all actions necessary to allow the issuer's affiliate, Alpha AP Inc., to purchase up to ten percent (10%) of the issuer's common stock float outstanding on July 14, 2005, in open market transactions on such schedule and in such amounts as Alpha AP, Inc. may determine in accordance with applicable law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 14, 2005

/S/ Michael M. Lee
Michael M. Lee, President